UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 20, 2007 (December 14, 2007)

Ore Pharmaceuticals Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23317	06-1411336
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 West Watkins Mill Road, Gaithersburg, Maryland	20878
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (301) 987-1700

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.135-4(c))

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On December 14, 2007, the NASDAQ Stock Market (“NASDAQ”) notified Ore Pharmaceuticals Inc. (the “Company”) that for the previous 30 consecutive business days, the bid price of the Company’s publicly held shares had closed below the minimum $1.00 per share requirement for continued listing on the NASDAQ Global Market pursuant to Marketplace Rule 4450(a)(5).  In accordance with Marketplace Rule 4450(e)(2), the Company is provided with one-hundred eighty (180) calendar days, or until June 11, 2008, to regain compliance with the minimum bid price requirement.  If, at any time prior to June 11, 2008, the minimum bid price of the Company’s publicly held shares closes at $1.00 per share or more for a minimum of 10 consecutive business days, the NASDAQ staff will provide written notification that the Company has achieved compliance with the minimum bid price requirement.  If compliance with Rule 4450(a)(5) cannot be demonstrated by June 11, 2008, then the NASDAQ staff will provide written notification to the Company that its securities will be delisted.  At that time, the Company will be permitted to appeal NASDAQ’s determination to a Listings Qualifications Panel.

The Company will use its best efforts to regain compliance and fully expects that it will regain compliance prior to June 11, 2008.

A copy of the Company's press release announcing the notification from NASDAQ is attached to this Current Report as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated December 20, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORE PHARMACEUTICALS INC.

Date: December 20, 2007	By:	/s/ Philip L. Rohrer Jr.
Philip L. Rohrer Jr. Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated December 20, 2007